Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of _____________, 2026 between NSCALE LIMITED, a company incorporated in England and Wales with company number 16925886 (the "Company"), and _____________ (the "Indemnitee").

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve companies as directors or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the company;

WHEREAS, the Board of Directors of the Company (the "Board") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary and in the best interests of the Company and its shareholders for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the articles of association of the Company ("Articles") and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder; and

WHEREAS, the Indemnitee does not regard the protection available under the Company's Articles and insurance as adequate in the present circumstances, and may not be willing to serve as a director and advisor without adequate additional protection, and the Company desires the Indemnitee to serve in such capacities. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified; and

WHEREAS, the Indemnitee may have or may in the future come to have certain rights to indemnification and/or insurance provided by certain insurance providers which the Indemnitee and such providers intend to be secondary to the primary obligation of the Company to indemnify the Indemnitee as provided herein, with the Company's acknowledgement and agreement to the foregoing being a material condition to the Indemnitee's willingness to serve on the Board and to serve as an advisor to the Company’s chief executive officer.

NOW, THEREFORE, in consideration of the Indemnitee's agreement to serve as a director and/or as an advisor or other service provider of the Company from and after the date hereof, the parties hereto agree as follows:

1.
Indemnity of the Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof.
(a)
Proceedings Other Than Proceedings brought by or on behalf of the Company or an Associated Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of the Indemnitee's Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding brought by or on behalf of the Company or an Associated Company. Pursuant to this Section 1(a), the Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee's behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, with the exception that such indemnification shall not cover directly or indirectly (to any extent):
i.
any liability of the Indemnitee to pay:
a.
a fine imposed for criminal proceedings, or
b.
a sum payable to a regulatory authority by way of a penalty in respect of non-compliance of a regulatory nature (however arising);
ii.
any liability incurred by the Indemnitee:
a.
in defending criminal proceedings in which is the Indemnitee is convicted (such conviction to be final within the meaning of sections 234(4) and (5) of the Act),
b.
in defending any civil proceedings brought by the Company, or an Associated Company, in which judgment is given against the Indemnitee (such judgment to be final within the meaning of section 234(4) and (5) of the Act), or
c.
in connection with any application under section 661(3) or (4) or section 1157 of the Act in which the court refuses to grant relief to the Indemnitee (such refusal to be final within the meaning of section 234(4) and (5) of the Act);
iii.
any liability incurred by the Indemnitee to the Company or any Associated Company; or
iv.
any liability of the Indemnitee to the extent prohibited by the Act or otherwise by applicable law or that would cause this Agreement, or any part of it, to be treated as void under the Act.
(b)
Proceedings by or on behalf of the Company or an Associated Company. Subject to the next sentence, the Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of the Indemnitee's Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or on behalf of the Company or an Associated Company. Pursuant to this Section 1(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee's behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company or an Associated Company. For the avoidance of doubt, pending the final determination of any such Proceeding, any Expenses incurred by the Indemnitee in connection therewith shall be advanced in accordance with Section 4 (and not this Section

1(b)), and the indemnity under this Section 1(b) shall only crystallise in respect of Expenses to the extent that judgment is not given against the Indemnitee in the relevant Proceeding (such judgment being final within the meaning of sections 234(4) and (5) of the Act).
(c)
Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee's Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee's behalf, in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one (1) or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee's behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d)
Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.
2.
Contribution in the Event of Joint Liability.
(a)
Whether or not the indemnification provided in Section 1 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company or an Associated Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) to a person other than the Company or any Associated Company, the Company shall pay, in the first instance and to the extent legally permissible, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the Indemnitee to contribute to such payment, provided that nothing in this Section 2(a) shall constitute an indemnity against, or a waiver of, any liability of the Indemnitee to the Company or any Associated Company and the Company expressly reserves all rights it may have against the Indemnitee in respect of any such liability . To the extent the Company's payment under this Section 2(a) includes any amount attributable to the Indemnitee's own liability, the Indemnitee shall reimburse the Company for such amount save to the extent indemnifiable under Section 1. The Company and any Associated Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.
(b)
Without diminishing or impairing the obligations of the Company set forth in Section 2(a) if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company or an Associated Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) to a person other than the Company or any Associated Company, if the Indemnitee acted in good faith, the Company shall, to the extent legally permissible, contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee (but excluding any fines imposed in criminal proceedings, any sum payable to a regulatory authority by way of penalty, and any other amounts the payment of which would not be permitted by applicable law, including the Act) in proportion to the relative benefits received by the Company or an Associated Company and all directors or employees of the Company or an Associated Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company or an Associated Company and all directors or employees of the Company or Associated Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company or Associated Company and all directors or employees of the Company or Associated Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)
The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by directors or employees of the Company or Associated Company other than the Indemnitee who may be jointly liable with the Indemnitee in connection with any action, suit or proceeding brought by a person other than the Company or any Associated Company, if the Indemnitee acted in good faith, provided that such indemnity shall not extend to any claim for contribution that relates to or arises out of any liability of the Indemnitee to the Company or any Associated Company.
(d)
To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses (but excluding any fines imposed in criminal proceedings, any sum payable to a regulatory authority by way of penalty, and any other amounts the payment of which would not be permitted by applicable law, including the Act), in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company, an Associated Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company, an Associated Company (and their directors, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).
3.
Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee's Corporate Status, a witness, or is made (or asked) to respond to disclosure requests, in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee's behalf, in connection therewith.
4.
Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee's Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses (in accordance with section 205 of the Act, if applicable) in which case such Expenses shall fall to be repaid not later than: (i) in the event of the Indemnitee being convicted in the proceedings, the date when the conviction becomes final; (ii) in the event of judgment being given against the Indemnitee in the proceedings, the date when the judgment becomes final; or (iii) in the event of the court refusing to grant the Indemnitee relief on the application, the date when the refusal of relief becomes final (with references to a conviction, judgment or refusal of relief being 'final' being construed in accordance with sections 205(3) and (4) of the Act). Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free and not conditioned on the Indemnitee's ability to repay such advances. This Section 4 shall not apply to any claim made by the Indemnitee for which indemnity is excluded pursuant to Section 8.

5.
Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favourable as may be permitted by law. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:
(a)
To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of the Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to the Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. The Company will be entitled to participate in the Proceeding at its own Expense.
(b)
Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination with respect to the Indemnitee's entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board (i) by a majority vote of the Disinterested Directors, even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board, by the shareholders of the Company.
(c)
If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). The Independent Counsel shall be selected by the Board. The Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the President for the time being of the Law Society of England and Wales for resolution of any objection which shall have been made by the Indemnitee to the Company's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the President for the time being of the Law Society of England and Wales, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(b) hereof, and the Company shall pay all reasonable fees and expenses incurred by the Company and the Indemnitee incident to the procedures of this Section 5(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)
In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof on the balance of probabilities. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(e)
The Indemnitee shall be deemed to have acted in good faith if the Indemnitee's action is based on the records or books of account of the Company including financial statements, or on information supplied to the Indemnitee by the directors of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section 5(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any director, agent or employee of the Company or Associated Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 5(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof on the balance of probabilities.
(f)
If the person, persons or entity empowered or selected under Section 5 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the Act or other applicable law (and, for the avoidance of doubt, no deemed determination under this Section 5(f) shall require the Company to provide any indemnification that would cause any part of this Agreement to be treated as void under section 232 of the Act); provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 5(f) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 5(b) and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration by written shareholder resolution to be circulated within fifteen (15) days after such receipt and such determination is made thereby, or (B) a general meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination and such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
(g)
The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee's entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.
(h)
In the event that any action, suit or proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, suit or proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof on the balance of probabilities.

(i)
The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.
6.
Remedies of the Indemnitee.
(a)
In the event that (i) a determination is made pursuant to Section 5 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4, (iii) no determination of entitlement to indemnification is made pursuant to Section 5(b) within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made pursuant to Sections 1(a) and 1(b) of this Agreement within ten (10) days after a determination has been made (or such determination is deemed to have been made under Section 5) that the Indemnitee is entitled to indemnification, then the Indemnitee shall be entitled to an adjudication by an English court of the Indemnitee's entitlement to such indemnification. The Company and any Associated Company shall not oppose the Indemnitee's right to seek any such adjudication.
(b)
In the event that a determination shall have been made pursuant to Section 5 that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of any prior adverse determination under Section 5(b).
(c)
If a determination shall have been made pursuant to Section 5 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent any prohibition of such indemnification under applicable law.
(d)
In the event that the Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of the Indemnitee's rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on the Indemnitee's behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 14) actually and reasonably incurred by the Indemnitee in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
(e)
The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of the Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, if, in the case of indemnification, the Indemnitee is wholly successful on the underlying claims; if the Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent the Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(f)
Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
7.
Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.
(a)
The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles, any agreement, a vote of the shareholders of the Company, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee in the Indemnitee's Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)
The Indemnitee shall be covered by each applicable insurance policy or policies maintained by the Company and any of its Associated Companies providing liability insurance for directors, employees, or agents or fiduciaries of the Company or of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, in accordance with its or their terms, to the maximum extent of the coverage available for any director, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(c)
The Company hereby acknowledges that the Indemnitee has or may in the future come to have certain rights to indemnification, advancement of expenses and/or insurance provided by insurance providers and certain of their affiliates (collectively, the "Other Indemnitors"). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Articles (or any other agreement between the Company and the Indemnitee), without regard to any rights the Indemnitee may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 7(c).
(d)
Except as provided in Section 7(c), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Other Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e)
Except as provided in Section 7(c), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
(f)
Except as provided in Section 7(c), the Company's obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, employee benefit plan or other enterprise.
(g)
The Indemnitee acknowledges that whilst this Agreement remains in effect it will be disclosed by the Company in the directors' report of its annual report and accounts and that a copy will be available for inspection and copying at the Company’s registered office or other appropriate place, in each case as required by sections 236 to 238 of the Act.
8.
Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnitee:
(a)
for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, provided, that the foregoing shall not affect the rights of the Indemnitee or the Other Indemnitors set forth in Section 7(c) above and it being noted that any such insurance policy or other indemnity provision shall be secondary to the primary obligation of the Company to indemnify the Indemnitee as provided herein; or
(b)
for (i) an accounting of profits made from the purchase and sale by the Indemnitee of equity securities of the Company, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of equity securities of the Company, as required in each case under the Securities Exchange Act 1934 (the "Exchange Act") (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by the Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the remuneration committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or
(c)
except as provided in Section 6(e) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, employees or other indemnitees, unless (i) the Board authorised the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any counterclaim or cross claim brought or raised by the Indemnitee in any Proceeding (or any part of any Proceeding) or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.
9.
Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director of the Company, an advisor to the Company’s chief executive officer and/or other service provider of the Company, or its case and/or any of its Associated Companies (or is or was serving at the request of the Company as a director, employee or agent of another company, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Indemnitee shall be or may become subject to any Proceeding (or any proceeding commenced under Section 6 hereof) by reason of the Indemnitee's Corporate Status, whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.
10.
Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.
11.
Enforcement.
(a)
The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as a director of the Company and/or as an advisor to the Company’s chief executive officer, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a director of the Company and/or as an advisor to the Company’s chief executive officer.
(b)
This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
12.
Third Parties.
(a)
Where any right or benefit conferred under this Agreement is expressed to be conferred on another person not party to this Agreement, a "Third Party", the Third Party shall accordingly have such rights and benefits to enforce the relevant provisions of this Agreement as are afforded by the Contracts (Rights of Third Parties) Act 1999 ("1999 Act"), as modified by this Agreement.
(b)
Except where expressly stated in this Agreement to the contrary: (i) a person who is not a party to this Agreement (or such person's successors or permitted assignees) has no rights under the 1999 Act or otherwise to enforce or enjoy the benefit of any term of this Agreement; and (ii) no termination, amendment, compromise, waiver or settlement of this Agreement or any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) require the consent of any person who is not a party to it.
13.
Illegality. If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.
14.
Definitions. For purposes of this Agreement:
(a)
"Act" means the Companies Act 2006;
(b)
"Associated Company" means any body corporate that is associated with the Company within the meaning of section 256 of the Act;
(c)
"Corporate Status" describes the status of a person who is or was a director, employee, consultant, advisor, agent or fiduciary of the Company or of any other body corporate, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.

(d)
"Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
(e)
"Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent (ii) expenses incurred in connection with recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 6(e) only, Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defence of the Indemnitee's rights under this Agreement, the Articles or under any directors' and officers' liability insurance policies maintained by the Company, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.
(f)
"Independent Counsel" means a law firm, or a member of a law firm, or a member of King's Counsel that is experienced in matters of company law and neither at present is, nor in the past five (5) years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(g)
"Proceeding" includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company and/or any of its Associated Companies or otherwise in any jurisdiction and whether civil, criminal, administrative or investigative, including any appeal therefrom, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the Indemnitee's Corporate Status, by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee's part while acting in the Indemnitee's Corporate Status; in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an the Indemnitee pursuant to Section 6 to enforce the Indemnitee's rights under this Agreement.
15.
Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to the Indemnitee shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16.
Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
17.
Notice By the Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.
18.
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To the Indemnitee at:

Address:
Email:

(b)	To the Company at:

Address: Level 5, 16 New Burlington Place, London, England, W1S 2HX
Email: legal@nscale.com

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

19.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement. The exchange of a fully executed version of this Agreement (in counterparts or otherwise) by electronic means using DocuSign or otherwise shall be sufficient to bind the parties to the terms and conditions of this agreement and no exchange of originals is necessary.
20.
Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
21.
Governing Law and Jurisdiction. This agreement (and any dispute or claim relating to it or its subject matter (including non-contractual claims)) is governed by and is to be construed in accordance with English law. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any claim, dispute or issue (including non-contractual claims) which may arise out of or in connection with this agreement. Each party irrevocably waives any right that it may have to object to an action being brought in such courts on the grounds of venue, on the grounds that an action has been brought in an inappropriate or inconvenient forum or that such courts do not have jurisdiction. Each party agrees that without preventing any other mode of service allowed by law, any document in an action (including, but not limited to, a claim form or any other document to be served under the Civil Procedure Rules in England and Wales) may be served on any party by being delivered to or left for that party at its address for service of notices under Section 18.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indemnification Agreement as a deed on and as of the date stated on page 1 of this Indemnification Agreement.

EXECUTED as a DEED by	)
NSCALE LIMITED	)
	)	Director
acting by a director:
in the presence of:
Witness signature
Name
Address

Occupation

[Signature Page to NScale Indemnification Agreement]

EXECUTED as a DEED by:	)
)
)
in the presence of:
Witness signature:
Name:
Address:

Occupation:

[Signature Page to NScale Indemnification Agreement]